Exhibit 3.285

ARTICLES OF ORGANIZATION

OF

WARNER MUSIC NASHVILLE LLC

Pursuant to the provisions of §48-249-201 of the Tennessee Revised Limited Liability Company Act, T.C.A. §48-249-101 et seq., as amended (the “Act”), the undersigned organizer hereby adopts the following Articles of Organization of a limited liability company:

ARTICLE I

The name of the limited liability company (the “Company”) is Warner Music Nashville LLC.

ARTICLE II

The street address and county of the initial registered office of the Company is 800 S. Gay Street, Suite 2021, Knoxville, Knox County, Tennessee 37929. The initial registered agent at that office is CT Corporation System.

ARTICLE III

The street address and county of the principal executive office of the Company is 20 Music Square East, Nashville, Davidson County, Tennessee 37203.

ARTICLE IV

The Company will be member-managed.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on this 6th day of October, 2009.

/s/ Paul M. Robinson
Paul M. Robinson, Organizer

State of Tennesse Department of State Corporate Filings 312 Rosa L. Parks Avenue 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	APPLICATION FOR REGISTRATION OF ASSUMED LIMITED LIABILITY COMPANY NAME	For Office Use Only

Pursuant to the provisions of §48-207-101(d) of the Tennessee Liability Company Act or §48-249-106(d) of the Tennessee Revised Limited Liability Company Act, the undersigned Limited Liability Company hereby submits this application:

1.	The true name of the Limited Liability Company is:	WARNER MUSIC NASHVILLE LLC

2.	The state or country of organization is:	TENNESSEE

3.	The Limited Liability Company intends to transact business under an assumed Limited Liability Company name.

4.	The assumed Limited Liability Company name the Limited Liability Company proposes to use is: ELECKTRA NASHVILLE

NOTE: The assumed Limited Liability Company name must meet the requirements of §48-207-101 of the Tennessee Limited Liability Company Act or §48-249-106 of the Tennessee Revised Limited Liability Company Act, as applicable.

May 13, 2010 Signature Date	Warner Music Nashville LLC Name of Corporation

Vice President and Secretary Signer’s Capacity	/s/ Paul M. Robinson Signature

Paul M. Robinson Name (typed or printed)

SS-4230 (Rev. 01/06)	Filing Fee: $20.00	RDA 2458